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                             THE UNISYS CORPORATION
                             2002 STOCK OPTION PLAN

SECTION 1. PURPOSE; DEFINITIONS.

         The purpose of the Plan is to support the Company's ongoing efforts to attract and retain highly competent employees and enable the Company to provide incentives directly linked to the profitability of the Company's businesses and to increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         a.    "Awards" mean grants under the Plan of Non-qualified Stock
Options.

         b. "Beneficiary" means the individual, trust or estate who or which by designation of the participant or operation of law succeeds to the rights and obligations of the participant under the Plan and award agreement upon the participant's death.

         c.    "Board" means the Board of Directors of the Company.

         d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         e. "Commission" means the Securities and Exchange Commission or any successor agency.

         f. "Committee" means the Corporate Governance and Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

         g. "Common Stock" or "Stock" means the common stock of the Company, par value $0.01 per share.

         h.    "Company" means Unisys Corporation or any successor thereto.

         i. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         j. "Fair Market Value" means, on any date, the average of the high and the low quoted sales prices of a share of Stock, sold regular way, through the official close of the New York Stock Exchange at 4:00 p.m. US Eastern Time on such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported.

         k. "Nonqualified Stock Option" means a Stock Option that is not qualified under Section 422 of the Code.

         l. "Normal Retirement Date" means the date on which the participant is eligible to retire with unreduced benefits under a defined benefit pension plan or

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arrangement of the Company or one of its Subsidiaries or, in the event that the participant is not a member of such a plan or arrangement, the date on which the participant attains age 65.

         m.    "Plan" means The Unisys Corporation 2002 Stock Option Plan, as set forth herein and as may be amended from time to time.

         n.    "Stock Option" means an option granted pursuant to Section 5(a).

         o. "Subsidiary" shall have the meaning set forth in Section 425(f) of the Code.

         p. "Termination of Employment" means the voluntary or involuntary termination of a participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as a result of the divestiture of the participant's employer or any similar transaction in which the participant's employer ceases to be the Company or one of its Subsidiaries. The Committee, in its sole discretion, shall determine whether a Termination of Employment is a result of disability, and shall determine whether military or other government or eleemosynary service constitutes a Termination of Employment.

In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Stock," "Outstanding Voting Securities" and "Person" have the meanings set forth in Section 6.

SECTION 2. ADMINISTRATION.

         The Plan will be administered by the Committee, which will have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee will have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

         Subject to the terms of the Plan, the Committee will have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award.

         The Committee may delegate its authority or power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, with respect to participants who are not subject to Section 16 of the Exchange Act.

         Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award will be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan will be final

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and binding on all persons, including the Company and Plan participants, but subject to ratification by the Board if the Board so provides.

SECTION 3. ELIGIBILITY.

         All employees of the Company and its subsidiaries or affiliates, except for elected officers of the Company, are eligible to be granted Awards under the Plan.

SECTION 4. STOCK SUBJECT TO PLAN.

         The number of shares of Stock reserved and available for distribution pursuant to the Plan will be 15,000,000 shares. If any Award is exercised, cashed out or terminates or expires without a payment being made to the participant in the form of Stock, the shares subject to such Award, if any, will again be available for distribution in connection with Awards under the Plan. Any shares of Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award will be available for distribution in connection with Awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other change in corporate structure affecting the Stock after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and in the number, kind and price of shares subject to outstanding Awards, provided, however, that any such substitutions or adjustments will be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Stock not subject to the Plan, and that the number of shares subject to any Award will always be a whole number.

SECTION 5. AWARDS.

         (a) Stock Option Awards. A Stock Option represents the right to purchase a share of Stock at a predetermined exercise price. Stock Options granted under this Plan will be in the form of Nonqualified Stock Options only. The terms and conditions of each Stock Option Award, including the Stock Option term, exercise price, applicable vesting periods and any other restrictions/conditions on exercise, will be determined in the sole discretion of the Committee and will be set forth in an Award agreement.

         (b) Exercise Price. The exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, in connection with any reorganization, merger, consolidation or similar transaction in which the Company or any affiliate or subsidiary of the Company is a surviving corporation, the Committee may grant Stock Options in substitution for similar awards granted under a plan of another party to the transaction, and in such a case the exercise price or grant price of the substituted Stock Options granted by the Company may equal or exceed 100% of the Fair Market Value on the date of grant reduced by any unrealized gain existing as of the date of the transaction in the option being replaced.

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         (c)   Duration of Stock Options.  Stock Options will terminate after the first to occur of the following:

         (1) Expiration of the Stock Option as provided in the applicable Award Agreement; or

         (2) Termination of the Stock Option Award, as provided in Section 5(e), following the participant's Termination of Employment.

         (d) Acceleration/Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Stock Option prior to the time such Option would otherwise become exercisable under the terms of the applicable Award agreement. In addition, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Stock Option granted under this Plan to be exercised after its termination date described in
Section 5(e), but in no event later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

         (e) Exercise of Stock Options upon Termination of Employment. Except as otherwise provided in this Section 5(e) or in Section 5(d), the right of the participant to exercise Stock Options shall terminate upon the participant's Termination of Employment, regardless of whether or not the Stock Options were vested in whole or in part on the date of Termination of Employment.

         (1) Disability or Normal Retirement. Upon a participant's Termination of Employment by reason of disability or retirement on a Normal Retirement Date, a participant may, within five years after the Termination of Employment, exercise all or a part of his/her Stock Options that were exercisable upon such Termination of Employment (or which became exercisable at a later date pursuant to Section 5(e)(3) below). In no event, however, may any Stock Option be exercised later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

         (2) Death. In the event of the death of a participant while employed by the Company or a Subsidiary, or within the additional period of time from the date of Termination of Employment and prior to the termination of the Stock Option as permitted under Section 5(e)(1) or Section 5(e)(3)(B), to the extent that the right to exercise the Stock Option had vested as of the date of the participant's death, the right of the participant's Beneficiary to exercise the vested portion of the Stock Option shall expire on the earliest of (A) five years from the date of the participant's death, (B) five years from the date of the participant's Termination of Employment or (C) the last day of the term of the Stock Option as set forth in the applicable Award agreement.

         (3) Termination of Employment at Age 55 with Five Years of Service. Notwithstanding anything in this Section 5 to the contrary, if Termination of Employment occurs after the participant has attained age 55 and completed five years of service with the Company and/or its Subsidiaries, (A) the participant shall continue to vest in each of his/her Stock Options in accordance with the vesting schedules set forth in the applicable Award agreements, and (B) the participant may exercise his/her Stock Options, to the

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extent that the Stock Options have vested as of the Termination of Employment or thereafter in accordance with Section 5(e)(3)(A), for a period of five years from the date of the participant's Termination of Employment. In no event, however, may any Stock Option be exercised later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

         (f) Exercise Procedures. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company or its designee specifying the number of shares to be purchased. This notice must be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company or its designee may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). If authorized by the Committee, payment in full or in part may also be made (1) in the form of Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised, under such terms and conditions as are deemed appropriate by the Committee, or (2) through a cashless exercise program established or otherwise authorized by the Company.

SECTION. 6. CHANGE IN CONTROL PROVISIONS.

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, and except to the extent expressly provided otherwise in an Award agreement, in the event of a Change in Control all Stock Options outstanding as of the date the Change in Control occurs will become fully vested and immediately exercisable. In addition, a participant who is an elected officer of the Company will be permitted to surrender for cancellation within 60 days after the Change in Control any Stock Option or portion of a Stock Option to the extent not exercised and to receive a cash payment in an amount equal to the excess, if any, of (A) the Change in Control Price, over (B) the exercise price of the Stock Option. The provisions of this Section 6(a) will not be applicable to any Stock Options granted to a participant if the Change in Control results from the participant's beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities.

         (b) Definition of Change in Control. A "Change in Control" means any of the following events:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Stock (the "Outstanding Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided, however, that the following acquisitions will not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

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Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (3) of this Section 6(b); or

               (2) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual's becoming a director after the effective date of the Plan whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (3) Consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of the corporation except to the extent that the Person owned 20% or more of the Outstanding Stock or Outstanding Securities before the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

               (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (c) Definition of Change in Control Price. "Change in Control Price" means the greater of (1) the highest Fair Market Value of a share of Stock during the 60-day period ending on the date of the Change in Control, and (2) the highest price per share of Stock paid to holders of Stock in any transaction (or series of transactions) constituting or resulting from the Change in Control.

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SECTION 7.  PLAN AMENDMENT AND TERMINATION.

         The Board may amend or terminate the Plan at any time. Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

SECTION 8.  PAYMENTS AND PAYMENT DEFERRALS.

         Payment of Awards will be in the form of Stock. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Stock equivalents.

SECTION 9.  TRANSFERABILITY.

         Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards will not be transferable or assignable other than by will or the laws of descent and distribution, and will be exercisable during the lifetime of the recipient only by the recipient.

SECTION 10. AWARD AGREEMENTS.

         Each Award under the Plan will be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

SECTION 11. UNFUNDED STATUS OF PLAN.

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; however, unless the Committee otherwise determines, the structure of such trusts or other arrangements must be consistent with the "unfunded" status of the Plan.

SECTION 12. GENERAL PROVISIONS.

         (a) The Committee may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

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         All certificates for shares of Common Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan will prevent the Company, a Subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees or directors.

         (c) The adoption of the Plan will not confer upon any employee any right to continued employment nor will it interfere in any way with the right of the Company, a Subsidiary or an affiliate to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Stock, including Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Stock.

         (e) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

         (f) The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (g) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability will not affect the remaining parts of the Plan, and the Plan will be enforced and construed as if such provision had not been included.

         (h) Any reference in the Plan to a provision of the Code, the Exchange Act or other law may be interpreted by the Committee, in its discretion, to encompass any successor provision of the law.

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